UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2023

REZOLUTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-39683	27-3440894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Shoreline Drive, Suite 500, Redwood City, CA 94065

(Address of Principal Executive Offices, and Zip Code)

650-206-4507

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RZLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On June 27, 2023, Rezolute, Inc. (the “Company”) issued a press release announcing an update to the Company’s clinical programs. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section, and shall not be deemed to be incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

As set forth in Item 7.01 of this Current Report on Form 8-K, the Company is providing an update on its clinical program for congenital hyperinsulinism (“congenital HI”).

Summary

In the fourth quarter of 2023, the Company plans to initiate a pivotal Phase 3 clinical study of RZ358 for the treatment of hypoglycemia in participants with congenital HI (“sunRIZE”). The sunRIZE study is a randomized, double-blind, placebo-controlled, parallel arm evaluation of RZ358 in participants with congenital HI who are not adequately responding to standard of care medical therapies. Topline results from the study are anticipated to be available in the first half of 2025. As of March 31, 2023, the Company had $129M in cash and cash equivalents with sufficient capital to sustain operations through the third quarter of 2025. The Phase 3 study follows the Company’s multinational Phase 2b study (“RIZE”) conducted in participants 2 years of age and older who were failing medical therapies. The RIZE study demonstrated that RZ358 was generally safe and well-tolerated, as well as highly effective in improving hypoglycemia.

The Company has concluded its pre-Phase 3 regulatory and scientific advice meetings with health authorities outside of the US and has reached agreement on the design of the Phase 3 study that will include participants 3 months of age and older. In the US, the Company has had similar interactions with the US Food and Drug Administration (“FDA”) culminating in a meeting held with the agency on May 24, 2023 (as confirmed by meeting minutes received by the Company from FDA on June 22, 2023), and FDA has maintained an existing age restriction of 12 years of age and older on RZ358 clinical studies, and imposed dose level restrictions based on historical rat toxicology findings. The Company believes that the FDA restrictions make it infeasible to include the US in the Phase 3 study at this time, particularly given that the pediatric population with congenital HI has the greatest therapeutic need. The Company is evaluating potential nonclinical studies to address FDA’s concerns in parallel with the initiation and advancement of the Phase 3 study outside of the US.

Regulatory Status

Toxicology studies in rats and monkeys were conducted as part of the early RZ358 development program and in these studies, rats demonstrated a microvascular liver injury at potentially clinically relevant doses and exposures (“rat findings”). However, there were no adverse liver findings in monkeys at dose levels that were more than 10 times higher than doses that were toxic in rats, and more than 4 times higher than human doses evaluated in clinical studies. Based on the absence of liver toxicity in monkeys and the lack of adverse liver findings in closely monitored human trials, the Company believes that the toxicity is unique to rats and unlikely relevant to humans.

As is customary in pediatric drug development, there is a progression of the inclusion of younger participants as a program advances through different stages and continues to demonstrate a good safety profile and a prospect of benefit for children based on previous stages. After the completion of Phase 1 adult healthy volunteer studies for RZ358, Phase 2a single-dose proof of concept studies (“Phase 2a”) were conducted in participants with congenital HI who were 12 years of age and older in countries governed by regulatory authorities in the European Union and elsewhere in Europe (collectively, “European Authorities”). In the US, FDA restricted enrollment in Phase 2a to participants 18 years of age and older and, based on the rat findings, imposed a human drug exposure limit equating to repeat doses of approximately 3 mg/kg per week (“exposure cap”).

Subsequently, in the RIZE study European Authorities and other regulatory bodies continued the expected downward age progression, lowering the age for study participants down from 12 years of age to 2 years of age and older. At the start of the RIZE study the clinical program in the US remained under the 18 years of age and older restriction as well as the exposure cap. However, in the first half of 2020, while the RIZE study was underway, the Company reached agreement with FDA to proceed with the RIZE study in the US at all dose levels (no exposure cap) and in younger participants (ages 12 and older). Following these developments, the study protocol was harmonized globally, other than a regional difference in the minimum permitted age (12 years and older in the US versus 2 years and older in all other geographies).

After the completion of the RIZE study, in the second half of 2022 and the first half of 2023, the Company conducted scientific advice meetings with European Authorities which resulted in alignment with the Company’s proposed Phase 3 program including overall study design, dosing regimen, endpoints, sample size and patient population. Notably, with all available nonclinical (including the rat findings) and clinical information under review, European Authorities aligned with a further downward age progression whereby participants 3 months of age and older will be permitted to be enrolled in the Phase 3 study.

Prior to engaging FDA on Phase 3 planning in the US, the Company began interacting with the agency in the second half of 2022 to further liberalize the age restriction to achieve alignment with the parameters established by the European Authorities in the RIZE study. Over the course of these post-RIZE regulatory interactions with FDA, the agency revisited prior concerns regarding the rat findings and, despite the absence of new clinical or nonclinical data (other than the RIZE data), the agency decided to maintain the age restriction of 12 years and above and re-imposed the previous exposure cap which had been removed during the RIZE study (collectively, “New Restrictions”). In the second half of 2022 and the first half of 2023, the Company interacted with FDA to resolve the New Restrictions, particularly in the context of the advancement of the clinical program in the rest of the world. Nonetheless, FDA affirmed the New Restrictions at a meeting held with the Company on May 24, 2023.

The Company and FDA have discussed potential solutions that could enable removal of the New Restrictions and as a result, the Company is evaluating nonclinical studies to address FDA’s concerns in parallel with the initiation and advancement of the sunRIZE study outside of the US. Assuming that the Company can conduct the appropriate nonclinical studies and that the results adequately address FDA’s concerns, the Company believes that the New Restrictions could be removed. If the Company is unable to satisfy FDA’s nonclinical concerns, the Company’s development plans for congenital HI in the US could be negatively impacted.

Phase 3: “sunRIZE” study

The sunRIZE study will evaluate the safety and efficacy of RZ358 in participants with congenital HI who are unable to achieve control of low blood sugars (<70 mg/dL) with available medical therapies (“hypoglycemia”). The study will determine the ability of RZ358 to correct hypoglycemia as assessed by (i) hypoglycemia events using self-monitored blood glucose (“SMBG”) and (ii) time in hypoglycemia using continuous glucose monitoring (“CGM”) over 24 weeks of treatment. The study will also measure the levels of RZ358 and its effects on other important blood and clinical markers of hypoglycemia, as well as quality of life measures. The primary and key secondary efficacy endpoints are the following:

Primary efficacy endpoint:

•	Change in average weekly occurrence of hypoglycemia events as measured by SMBG after 24 weeks

Key secondary efficacy endpoint:

•	Change in average daily percent time in hypoglycemia as measured by CGM after 24 weeks

The study will enroll approximately 56 participants between 3 months and 45 years of age. Participants between 1 and 45 years of age (approximately 48 participants) will be enrolled in a randomized, double-blind, placebo-controlled fashion to receive RZ358 or placebo at dose levels of 5 or 10 mg/kg while on standard of care. Infant participants between 3 months and 1 year of age (approximately 8 participants) will be enrolled in open label fashion to receive RZ358 at a starting dose level of 5 mg/kg, which may be increased to 10 mg/kg at the discretion of the investigator. Participants will receive RZ358 as an intravenous infusion every 2 weeks over an initial 4-week loading period (3 doses), followed by monthly doses over an additional 16-week maintenance period (4 doses), for a total of 7 doses over the total 24-week treatment period. Following the study period, participants may proceed into an open-label extension program where investigators shall be permitted to: (i) adjust the dose between 5 and 10 mg/kg; (ii) adjust the dosing frequency between 2 and 4 weeks; and (iii) wean or stop other background hypoglycemia therapies.

In summary, the study will be comprised of the following treatment groups:

•	Participants ≥1 year old: 5 mg/kg (n = 16)

•	Participants ≥1 year old: 10 mg/kg (n = 16)

•	Participants ≥1 year old: placebo (n = 16)

•	Infant Participants: starting at 5 mg/kg (n = 8)

Update on the Commercial Opportunity for Congenital HI

As the Company initiates the sunRIZE study in the fourth quarter of 2023, it recognizes the importance of advancing commercial readiness. Congenital HI, like many ultra-rare conditions, lacks robust epidemiology studies that accurately characterize the disease. Following RIZE, Rezolute has made a significant investment to understand the patient journey from diagnosis to treatment and to characterize the impact of current standard of care practices on patient outcomes. The Company has conducted primary research by engaging with patients, key opinion leaders, payers, and others to understand the significant unmet need and economic burden to patients, their families, and the healthcare system. The Company has also engaged specialized third parties to conduct claims-based market assessments to better characterize and quantify the number of individuals who live with congenital HI in primary markets. This body of work has been further validated by third party epidemiological analysis as well as the Company’s engagement with centers of excellence and international advocacy organizations. Collectively, the output from this research provides increased certainty regarding certain fundamental characteristics of the disease:

o	The estimated worldwide incidence of congenital HI is 1 in every 28,000 live births.[1]

o	The average duration of therapy for an individual diagnosed with congenital HI is 25 years, particularly for those that are non-responsive to diazoxide.[2]

o	Based on the live birth incidence and the average duration of therapy, the Company believes that the prevalence of congenital HI exceeds 10,000 individuals in primary markets, including approximately 3,500 individuals in each of the US and Western Europe. Importantly, the Company believes that more than half of these individuals lack adequate treatment options to control their hypoglycemia.

(1) Congenital Hyperinsulinism International (https://congenitalhi.org/congenital-hyperinsulinism/#overview)

(2) Clearview Healthcare Partners 2023 Commercial Assessment

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Description

99.1	Press Release announcing an update to the Company’s clinical programs dated June 27, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL)

Cautionary Note Regarding Forward-Looking Statements

Certain statements made herein that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events and results, clinical trial plans and the locations and timing of such clinical trials, our ability to address FDA’s exposure cap and other concerns through additional non clinical studies, our ability to conduct the sunRIZE study in Europe and elsewhere in the world, the design of the sunRize study, the timing of patient enrollment in the sunRize study, any potential outcomes of the sunRize study, our ability to attract patients to enroll into the sunRize study, potential dosing levels in the sunRize study, and the scope of the potential commercial opportunity for congenital HI and our ability to commercialize our therapies.

These statements are based on the current expectations of the Company and are not predictions of actual performance, and are not intended to serve as, and must not be relied on, by any investor as a guarantee, prediction, definitive statement, or an assurance, of fact or probability. These statements are only current predictions or expectations, and are subject to known and unknown risks, uncertainties and other factors which may be beyond our control. Actual events and circumstances are difficult or impossible to predict, and these risks and uncertainties may cause our or our industry’s results, performance, or achievements to be materially different from those anticipated by these forward-looking statements. A further description of risks and uncertainties can be found in the sections captioned “Risk Factors” in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with or submissions to, the U.S. Securities and Exchange Commission, which are available at https://www.sec.gov/. Except as otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

DATE: June 27, 2023	By:	/s/ Nevan Charles Elam
Nevan Charles Elam
Chief Executive Officer